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                                                                   Exhibit 10.37

                 PRIME LANDLORD, TENANT AND SUBTENANT AGREEMENT


     THIS PRIME LANDLORD, TENANT AND SUBTENANT AGREEMENT ("Agreement") is entered into as of June , 2002, by and among SHIRLEY CHIZMAS, AS TRUSTEE OF CHIZMAS REALTY TRUST, a Massachusetts nominee realty trust ("Prime Landlord"), MOHAWK/CDT, A DIVISION OF CABLE DESIGN TECHNOLOGIES, INC., a Washington corporation ("Tenant"), and PHARMA GROUP, INC., a Delaware corporation ("Subtenant").

     Reference is made to a Lease ("Lease") dated as of January 16, 2001, by and between Prime Landlord and Tenant, for premises ("Premises") located at 7 New Lancaster Road, Leominster, Massachusetts and as more particularly described in the Lease ("Prime Landlord's Property"). Terms not otherwise defined herein shall have the same meaning as set forth in the Lease.

     Reference is further made to a certain Sublease Agreement dated as of the date hereof ("Sublease"), with Tenant, as Sublandlord, and Subtenant as Subtenant, which is a Sublease for the entire Premises by and between Tenant and Subtenant.

     For good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, Prime Landlord, Tenant and Subtenant agree as follows:

     1. Conditioned upon and subject to the terms and provisions of this Agreement, Prime Landlord hereby consents to the Sublease.

     2. Subtenant recognizes Prime Landlord as the Landlord under the Lease.

     3. Subtenant agrees that Prime Landlord is an intended third party beneficiary of Subtenant's obligations under Paragraph 5(a) of the Sublease.

     4. In the event that Tenant shall be in default under the Lease and Prime Landlord is obligated to provide notice of such default to Tenant under the Lease, then Prime Landlord shall also provide a copy of such notice to Subtenant and, in such event, Subtenant shall have the right (but not the obligation) to cure such default of Tenant within the time periods for cure of same under the Lease, and Prime Landlord agrees to accept such cure by Subtenant.

     5. Prime Landlord represents and warrants to Subtenant and Tenant that the Lease is ratified and confirmed and remains in full force and effect against Prime Landlord, unchanged. Prime Landlord represents and warrants to Tenant and Subtenant that Prime Landlord is in full compliance with its obligations under the Lease, and, to Prime Landlord's knowledge, Tenant is in full compliance with Tenant's obligations under the Lease, that Prime Landlord and all Tenant's work, if any, under the Lease has been fully and satisfactorily performed.

     6. In the event Prime Landlord consents to an assignment of the Sublease by Subtenant or a subleasing of any portion of the Premises by Subtenant, such consent of Prime Landlord shall not be construed, as between Prime Landlord and Tenant, as relieving




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Tenant from any liability or responsibility under the Lease or from responsibility for obtaining Prime Landlord's prior written consent to any further assignment or subleasing of the Premises, if and to the extent Tenant is required to obtain such consent under the Lease.

     7. Tenant represents and warrants to Prime Landlord that the Lease is ratified and confirmed and remains in full force and effect against Tenant, unchanged. Tenant represents and warrants to Prime Landlord that, to Tenant's knowledge, Prime Landlord is in full compliance with Prime Landlord's obligations under the Lease, that Tenant is fully satisfied with the Premises and Prime Landlord's Property as of the date hereof and all Prime Landlord's work to be performed as of the date hereof, if any, under the Lease has been fully and satisfactorily performed.

     8. Except as provided herein, this Consent shall not, as between Tenant and Prime Landlord, release Tenant from any existing or future duty, obligation or liability to Prime Landlord pursuant to the Lease, nor shall this Consent change, modify or amend the Lease in any manner, except insofar as it constitutes Prime Landlord's consent to the Sublease. Notwithstanding the generality of the foregoing, this Consent expressly shall not absolve Tenant from any requirement set forth in the Lease that Tenant obtain Prime Landlord's prior written approval of any additional subleases, assignments or other dispositions of its interest in the Lease or the Premises (as defined in the Lease). In the event of Prime Landlord's acceptance from time to time of payments of rent or other amounts from Subtenant or the performance of other obligations of Sublandlord as Tenant under the Lease, such payment(s) and/or performance shall be deemed on behalf and for the account of Tenant and such acceptance shall not be deemed a waiver of Prime Landlord's right to require future performance by Sublandlord as Tenant of Tenant's obligations under the Lease.

     9. (a) Sublandlord shall be responsible for the collection of all rent due it from Subtenant, and, as concerns Sublandlord and Subtenant, Prime Landlord need look only to Sublandlord as its tenant. However, in the event of Lease Termination (as hereinafter defined) prior to the termination of the Sublease not caused by a default or breach of Subtenant's obligations under the Sublease, and subject to the provisions of Section 9(b) hereof, or in the event of Prime Landlord's right to terminate Sublandlord's (and as a result Subtenant's) right of possession to the premises which Subtenant subleases from Sublandlord ("Subleased Premises") and the interest of Sublandlord (and as a result Subtenant) therein and such right is not caused by a default or breach of Subtenant's obligations under the Sublease, Prime Landlord may, at its sole discretion, but shall not be required, agree with Subtenant that Subtenant shall assume and agree to perform Sublandlord's obligations as Tenant under the Lease with respect to the Subleased Premises, so long as the terms of such assumption and of the Lease are mutually acceptable to Prime Landlord and Subtenant. Such assumption by Subtenant of the Lease with respect to the Subleased Premises shall entitle the Subtenant to occupy the Subleased Premises leased pursuant to the Lease, but shall not relieve Sublandlord from any liability to Prime Landlord under the Lease.

     In the event of such assumption, Prime Landlord shall not (i) be liable to Subtenant for any act, omission or breach of the Sublease by Sublandlord, (ii) be subject to any offsets of defenses which Subtenant might have against Sublandlord, (iii) be bound by any rent or




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additional rent which Subtenant might have paid in advance to Sublandlord, (iv)
be bound to honor any rights of Subtenant in any security deposit made with Sublandlord by Subtenant except to the extent Sublandlord has specifically assigned and turned over such security deposits to Prime Landlord, or (v) be bound by any provision of the Sublease. Furthermore, in the event of such assumption and notwithstanding anything in this Agreement or the Lease to the contrary, performance of Subtenant under such assumption shall constitute performance of Sublandlord under the Lease.

     Sublandlord hereby agrees that in the event of Lease Termination not caused by a breach or default by Subtenant under the Sublease, and subject to the provisions of Section 9(b) hereof, at Prime Landlord's request, Sublandlord shall immediately pay or transfer to Prime Lessor any security deposits, rent or other sums then held by Sublandlord in connection with the subleasing of the Subleased Premises. Such security deposit may be applied by Prime Landlord pursuant to the terms of the Lease in the event of any holding over or other default by the Subtenant after a Lease Termination. Subtenant hereby agrees that under no circumstances whatsoever shall Prime Landlord be held in any way responsible or accountable for any security deposit or any sums paid by Subtenant to Sublandlord unless and until and to the extent that Prime Landlord has actually received such sums from Sublandlord, and Subtenant shall have no claim to any security or other deposit made by Sublandlord under the Lease. Once Prime Landlord receives such security deposit, Sublandlord shall be relieved of any liability to Subtenant respecting same.

     (b) "Lease Termination" means any event, which by voluntary or involuntary act or by operation of law, causes the Lease to be terminated, expire, or be canceled, including, but not limited to, (1) a default by Sublandlord under the Lease or any of the terms and provisions hereof (to the extent not cured by Sublandlord or Subtenant); (2) foreclosure proceedings brought by the holder of any mortgage or trust deed to which the Lease is subject; (3) the termination of Sublandlord's leasehold estate by dispossession proceeding or otherwise; and (4) termination of the Lease in accordance with its terms.

     10. In addition to Prime Landlord's rights under Section 9 hereof, in the event Sublandlord is in default under any of the terms and provisions of the Lease, Prime Landlord may elect to receive directly from Subtenant all sums due or payable to Sublandlord by Subtenant pursuant to the Sublease, and upon receipt of Prime Landlord's notice, Subtenant shall thereafter pay to Prime Landlord any and all sums becoming due or payable under the Sublease and Sublandlord shall receive from Prime Landlord a corresponding credit for such sums actually received by Prime Landlord against any and all payments then owing from Sublandlord. Neither the service of such written notice nor the receipt of such direct payments shall cause Prime Landlord to assume any of Sublandlord's duties, obligations and/or liabilities under the Sublease, nor shall such event impose upon Prime Landlord the duty or obligation to honor the Sublease, nor subsequently to accept any purported attornment by Subtenant. Sublandlord grants Prime Landlord a security interest in all such payments due to Sublandlord from Subtenant after delivery of such notice, which security interest Prime Landlord may perfect by filing a UCC-1 (which Sublandlord shall sign within three (3) days of Prime Landlord's request). Prime Landlord shall credit payments actually received pursuant to this conditional assignment to Sublandlord's obligations under the Lease.



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     11. Subject to the terms of this section and so long as Subtenant has not defaulted on the Sublease beyond any applicable notice and cure periods, Subtenant shall have the right to extend its occupancy at the Premises as a direct tenant of Prime Landlord for two (2) successive separate periods of five
(5) years each after the expiration of the Sublease Term (each such option being herein sometimes referred to as an "Extension Option").

     (A) If Subtenant elects to exercise the "First Extension Option" Subtenant shall deliver written notice to Prime Landlord no later than twelve months before the expiration date of the Sublease (the "Extension Notice"). Time is of the essence to the giving of the Extension Notice and any Extension Notice shall be irrevocable except as expressly set forth herein.

     (B) Upon Subtenant's timely exercise of the First Extension Option, Prime Landlord and Subtenant shall negotiate reasonably and in good faith to enter into a lease in form and substance mutually acceptable to Prime Landlord and Tenant (the "Direct Lease"), which Direct Lease shall include certain of the following terms:

          1. Base Rent. The base rent under the Direct Lease for the first year of the five-year term subject to the First Extension Option (the "First Extension Term") shall be the greater of (i) the base rent paid by Sublandlord under Year 5 of the Lease, or (ii) the "Market Rent," which shall mean the rate per square foot of rentable area then being paid for comparable facilities in Leominster, Massachusetts, taking into consideration market rents, the term of the Lease, the treatment of operating expenses, the absence of broker commissions, and the amount or lack of a tenant improvement allowance, as the case may be. In years 2, 3, 4 and 5 of the First Extension Term, the base rent shall be subject to an annual consumer price index adjustment equal to the annual percentage increase in the "Price Index" as defined in
          Section 4.1(B)(i) of the Lease. If Prime Landlord and Subtenant are unable to agree upon the base rent within sixty days of the exercise of the option (the "Rent Negotiation Deadline"), the Market Rent shall be determined by an appraisal process, as follows. Each party shall choose a "Qualified Appraiser" (defined as "an independent, licensed and accredited member of the "Association" (defined below)) who shall determine the appropriate "Market Rent" on its behalf and submit the same to the other Qualified Appraiser (together with the information forming the basis for such determination) within thirty (30) days after the Rent Negotiation Deadline (with each party paying the fee of its own appraiser). If the two Qualified Appraisers do not agree on the Market Rent within fifteen (15) days thereafter, then the two Qualified Appraisers shall promptly jointly select a third Qualified Appraiser. If the two Qualified Appraisers cannot agree on the identify of the third Qualified Appraiser within five (5) days, then the third Qualified Appraiser shall be selected by the most senior officer of the Association (defined as the Leominster chapter of the American Institute of Real Estate Appraisers or its successor, or if there shall be no successor, a professional organization having a function, standards and qualifications similar thereto). Within thirty
          (30) days after his appointment, the third Qualified Appraiser shall select one of the two initially submitted appraisals as the Market Rent applicable for the First Extension Term, and such selection



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          shall be binding upon the parties.

          2. Direct Lease Terms. Except for Base Rent, Security Deposit and such other matters which are set forth herein, all terms, conditions and covenants of the Direct Lease, including, without limitation, the Subtenant's responsibility for Additional Rent, shall be based on a form that is substantially similar to the Lease form, but such agreement shall not preclude Subtenant from negotiating the terms of the Direct Lease.

          3. Security Deposit. Subtenant shall deposit with Prime Landlord a $225,000 Security Deposit contemporaneous with the commencement of the Direct Lease, which Security Deposit shall be held by Prime Landlord and may be refunded to Subtenant after the expiration of the Direct Lease pursuant to the provisions contained therein.

     (C) If Subtenant elects to exercise the "Second Extension Option" Subtenant shall deliver written notice to Prime Landlord no later than twelve months before the expiration date of the First Extension Term. The terms and provisions governing the five-year term subject to the Second Extension Option (the "Second Extension Term") shall be identical to the terms and provisions governing the First Extension Term, except that the base rent for the first year of the Second Extension Term shall be the greater of (i) the base rent paid by Subtenant under Year 5 of the First Extension Term of the Direct Lease, or (ii) the "Market Rent." In years 2, 3, 4 and 5 of the Second Extension Term, the base rent shall be subject to an annual consumer price index adjustment equal to the annual percentage increase in the "Price Index" as defined in Section 4.1(B)(i) of the Lease. If Prime Landlord and Subtenant are unable to agree upon the Market Rent on or before one hundred eighty (180) days prior to the expiration date of the First Extension Term, the Market Rent shall be determined by an appraisal process, as follows. Each party shall choose a "Qualified Appraiser" (defined as "an independent, licensed and accredited member of the `Association' " (defined below) who shall determine the appropriate "Market Rent" on its behalf and submit the same to the other Qualified Appraiser (together with the information forming the basis for such determination) within thirty (30) days (with each party paying the fee of its own appraiser). If the two Qualified Appraisers do not agree on the Market Rent within fifteen (15) days thereafter, then the two Qualified Appraisers shall promptly jointly select a third Qualified Appraiser. If the two Qualified Appraisers cannot agree on the identity of the third Qualified Appraiser within five (5) days, then the third Qualified Appraiser shall be selected by the most senior officer of the Association (defined as the Leominster chapter of the American Institute of Real Estate Appraisers or its successor, or if there shall be no successor, a professional organization having a function, standards and qualifications similar thereto). Within thirty (30) days after his appointment, the third Qualified Appraiser shall select one of the two initially submitted appraisals as the Market Rent applicable for the Second Extension Term, and such selection shall be binding upon the parties. Notwithstanding the foregoing, if the base rent for the Second Extension Term is unacceptable to Subtenant, Subtenant may withdraw its exercise of the Second Extension Option by delivering to Prime Landlord notice of its withdrawal within ten (10) days of the third Qualified Appraiser's determination of the "Market Rent," in which event Subtenant's occupancy shall terminate upon the expiration of the First Extension Term.



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     12. Notwithstanding anything in the Lease or the Sublease to the contrary,
Prime Landlord and Subtenant hereby waive and shall cause their respective insurance carriers to waive any and all rights of recovery, claim, action or causes of action against the other and their respective trustees, principals, beneficiaries, partners, officers, directors, agents, and employees, for any loss or damage that may occur to Prime Landlord or Subtenant or any party claiming by, through or under Prime Landlord or Subtenant, as the case may be, with respect to Subtenant's Property, the Building, the Premises, any additions or improvements to the Building or Premises, or any contents thereof, including all rights of recovery, claims, actions or causes of action arising out of the negligence of Prime Landlord or any Prime Landlord related parties or the negligence of Subtenant or any Subtenant related parties, which loss or damage is (or would have been, had the insurance required by the Lease or this Sublease been carried) covered by insurance.

     13. Subtenant hereby acknowledges that it has read and has knowledge of all of the terms, provisions, rules and regulations of the Lease and agrees not to do or omit to do anything which would cause Sublandlord to be in breach of the Lease. Any such act or omission also shall constitute a breach of the Lease and this Consent shall entitle Prime Landlord to recover any damage, loss, cost, or expense which it thereby suffers, from Sublandlord and/or Subtenant.

     14. Sublandlord and Subtenant agree that Prime Landlord is not responsible for the payment of any commission or fees in connection with the Sublease and they each jointly and severally agree to indemnify and hold harmless Prime Landlord from and against any claims, liabilities, losses or expenses, including reasonable attorneys' fees, incurred by Prime Landlord in connection with any claims for commissions or fees by any broker or agent in connection with the Sublease. Sublandlord shall pay to Prime Landlord, contemporaneous with the execution of this agreement Prime Landlord's invoice therefore and as required under the Lease, Prime Landlord's out-of pocket costs and expenses, including, without limitation reasonable attorney's fees, incurred in connection with the review of the Sublease and the negotiation and preparation of this agreement.

     15. In the event of any litigation between the parties hereto with respect to the subject matter hereof, the unsuccessful party agrees to pay the successful party all reasonable costs, expenses and attorneys' fees incurred therein by the successful party, which amounts may be included as a part of a judgment rendered therein.

     16. The parties acknowledge that the Sublease constitutes the entire agreement between Sublandlord and Subtenant with respect to the subject matter thereof insofar as Prime Landlord may be concerned, and that no amendment, termination, modification or change therein will be binding upon Prime Landlord unless Prime Landlord shall have given its prior written consent hereto.

     17. Each of Sublandlord and Subtenant shall, simultaneously upon the mailing of any default notice to the other under the Sublease, use good faith efforts to mail a copy of the same to Prime Landlord in accordance with the provisions of the Lease, but failure to do so shall





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not constitute a default of any party hereunder or under the Lease and a party failing to provide such notice shall not incur any liability as a result thereof.

     18. This Agreement shall be governed and construed in accordance with the laws of the Commonwealth of Massachusetts.

     19. This Agreement may be signed in multiple originals and/or may be separately signed and assembled and contain the signatures of all the parties, with each counterpart constituting an original document. Tenant confirms to Prime Landlord that notices to Tenant shall be sent in the manner provided for in the Lease and addressed to Tenant at:

         Mohawk/CDT
         9 Mohawk Drive
         Leominster , MA  01453
         Attention:  Joe Dellagala
         Telephone:  (978) 537-9961
         Facsimile:  (978) 537-4358

         and:

         c/o Cable Design Technologies
         Foster Plaza
         661 Andersen Drive
         Pittsburgh, PA  15220
         Attention:        Charles Fromm, Esq.
         Telephone:        (412) 937-2300
         Facsimile:        (412) 937-9690

         with a copy to:

         Piper Rudnick
         203 North LaSalle Street, Suite 1800
         Chicago, Illinois 60601
         Attention:        David B. Sickle, Esq.
         Telephone:        (312) 368-4081
         Facsimile:        (312) 236-7516

     Subtenant confirms to Prime Landlord that notices to Subtenant shall be sent in the manner provided for in the Lease addressed as follows:

         Pharma Group, Inc.
         7 New Lancaster Road
         Leominster, Massachusetts  01453
         Attention:  Jeff Scheminger

         and



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         DT Industries
         907 West Fifth Street
         Dayton, OH  45407
         Attention:  General Counsel
         Facsimile:  (937) 586-5601

         with a copy to:

         Blackwell Sanders Peper Martin
         2300 Main Street
         Suite 1000
         Kansas City, Missouri  64141
         Attention:        Howard J. Barewin
         Telephone:        (816) 983-8218
         Facsimile:        (816) 983-8080

     20. Subtenant has full power and authority under its organizational documents to enter into and carry out the terms and provisions of this Agreement and to execute and deliver this Agreement. All actions necessary to confer such power and authority upon the persons executing this Agreement on behalf of Subtenant have been taken.

     21. Tenant has full power and authority under its organizational documents to enter into and carry out the terms and provisions of this Agreement and to execute and deliver this Agreement. All actions necessary to confer such power and authority upon the persons executing this Agreement on behalf of Tenant have been taken.

     22. Prime Landlord has full power and authority under its organizational documents to enter into and carry out the terms and provisions of this Agreement and to execute and deliver this Agreement. All actions necessary to confer such power and authority upon the persons executing this Agreement on behalf of Prime Landlord have been taken.

     23. Each party agrees to perform, execute and deliver, on and after the date hereof, such further actions and documents as may be reasonably necessary or requested to more fully effectuate the purposes, terms and intent of this Agreement provided that they shall incur no additional liability or obligations in connection therewith.



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EXECUTED as a sealed instrument as of the date first written above.

TENANT:

MOHAWK/CDT, a division of CABLE DESIGN TECHNOLOGIES, INC.


By: /s/ Authorized Signatory
   -------------------------------------------------------
Print Name:
           -----------------------------------------------
Its:
    ------------------------------------------------------

SUBTENANT:

PHARMA GROUP, INC.


By: /s/ Authorized Signatory
   --------------------------------------
Print Name:
           ------------------------------
Its:
    -------------------------------------

PRIME LANDLORD:

CHIZMAS REALTY TRUST


By: /s/ Shirley Chizmas
   --------------------------------------
Print Name:  Shirley Chizmas
           ------------------------------
Its:     Trustee
     ------------------------------------



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